UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2004

ENDOCARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-27212	33-0618093
(State or Other Jurisdiction of	(Commission	(I.R.S. Employer
Incorporation)	File Number)	Identification Number)

201 Technology Drive
Irvine, California 92618
(Address of Principal Executive Offices, including zip code)

(949) 450-5400
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 8, 2004, Endocare, Inc. (the “Company”) and two of the Company’s former officers (collectively, the “Individual Defendants”) entered into a Stipulation of Settlement, dated as of November 1, 2004 (the “Stipulation”), with the lead plaintiffs in the securities class action lawsuit pending in the United States District Court for the Central District of California (the “Court”). The Stipulation is subject to the Court’s preliminary and later final approval, following notice to members of the class, who will be given the opportunity to argue in support of or opposition to the Stipulation.

The Stipulation provides that, in exchange for a release of all claims, the Company and the Individual Defendants will pay a total of $8.95 million in cash. The Company’s directors and officers’ liability insurance carriers will fund the full amount of the settlement, subject to reservations of rights by the carriers.

The investigations of the Company by the Securities and Exchange Commission and the Department of Justice are ongoing and are not affected by the Stipulation.

A copy of the press release announcing the Stipulation is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(c)    Exhibits.

99.1	Press Release, dated November 9, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENDOCARE, INC.
November 11, 2004	By:	/s/ Michael R. Rodriguez
Michael R. Rodriguez
Senior Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated November 9, 2004.